PRESS RELEASE

Exhibit 99.1

[MORTON INDUSTRIAL GROUP, INC LOGO]

CONTACT:
Rodney B. Harrison	Van Negris / Lexi Terrero
Morton Industrial Group, Inc.	Van Negris & Company, Inc.
(309) 266-7176	(212) 396-0606—info@vnegris.com

FOR IMMEDIATE RELEASE

Morton Industrial Group, Inc. Announces Sale of Remaining
Plastic Facility in West Des Moines, Iowa

        Morton, IL—MAY 30, 2003—Morton Industrial Group, Inc. (OTC: MGRP), a leading contract manufacturing supplier to large industrial original equipment manufacturers (OEMs), today announced that its remaining plastics facility in West Des Moines, Iowa will be sold to a management group led by Robert J. Janeczko, Ph.D, currently President of Morton Custom Plastics.

        William D. Morton, Chairman and Chief Executive Officer of Morton Industrial Group, Inc. said, "The sale of this business will complete the divestiture of all of our Morton Custom Plastics facilities allowing us to refocus our management attention on Morton Metalcraft Co., our core business of contract metal fabrication. Bob Janeczko has been a trusted executive of Morton Industrial Group, Inc. for over eight years. A portion of that time he spent leading and developing the existing management team at Morton Custom Plastics in West Des Moines, Iowa. We are pleased that the sale of this facility will be to Bob and his team and wish them the best of success in the years to come."

        Robert J. Janeczko, Ph.D, President of Morton Custom Plastics, said, "My colleagues and I are pleased to have the opportunity to acquire the Morton Custom Plastics facility in West Des Moines, Iowa. We look forward to continuing the 43-year legacy of serving prestigious OEMs with high quality injected molded parts that the talented employees of this company have established. We thank both the Goreham family who founded and established the company and Morton Industrial Group, Inc. who nurtured it through a difficult economic climate. Now, our team has been given the opportunity to continue to invest in the future of this facility. We, along with our new financial stakeholders, look forward to working with our existing employees, suppliers and customers as we enter this new phase of our business history. Our name will be changing to Innovative Injection Technologies, Inc."

About Robert J. Janeczko

        Robert J. Janeczko, Ph.D. is currently President of Morton Custom Plastics, West Des Moines, Iowa. He was previously President and COO of Morton Metalcraft Co. He joined the company in 1995 following 14 years with the John Deere Davenport Works in Quality and Supply Management. As Davenport's Quality Management Representative, he was one of the creators of Deere's Supplier Management strategy called "Achieving Excellence" and had led the equipment manufacturer in becoming registered to ISO 9001 standards at various factories. Prior to joining Deere & Co., he was an associate professor of Industrial Technology at Western Illinois University in Macomb, IL where he was responsible for the co-op and internship programs. Dr. Janeczko has a B.S. from the University of Wisconsin—Stout, an M.S. from Ball State, and a Ph.D. from the University of Missouri.

—more—

Morton Industrial Group
May 30, 2003

About Morton Industrial Group, Inc.

        Morton Industrial Group, Inc. operates Morton Metalcraft Co.'s five contract metal fabrication plants in Morton, Illinois (2); Apex and Welcome, North Carolina; and Honea Path, South Carolina. It employs approximately 1,000 associates serving the agricultural, construction and industrial equipment industries. Morton's principal customers include Caterpillar Inc., Deere & Company, Federal Signal and Kubota.

        "Safe Harbor" Statement Under The Private Securities Reform Litigation Act of 1995: This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements containing words "anticipates," "believes," "intends," "estimates," "expects," "projects," and similar words. The forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward looking statements. Such factors include, among others, the following: the loss of certain significant customers; the cyclicality of our construction and agricultural sales; risks associated with our acquisition strategy; general economic and business conditions, both nationally and in the markets in which we operate or will operate; competition; and other factors referenced in the Company's reports and registration statements filed with the Securities and Exchange Commission. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward looking statements. The forward looking statements contained herein speak only of the Company's expectation as of the date of this press release. We disclaim any obligations to update any such factors or publicly announce the result of any revisions to any of the forward looking statements contained herein to reflect future events or developments.

# # #